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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

              We hereby consent to the incorporation by reference and to the use in this Amendment No. 2 to Registration Statement No. 333-82600 on Form S-3 of our report dated February 9, 2000 relating to the financial statements and financial statement schedule for the year ended December 31, 1999, which appears in Invision Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
March 25, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS